Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Coronado Industries, Inc.
Fountain Hills, Arizona

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Form S-8 Registration Statement of our report dated April 13, 2006, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

We also consent to the reference to us under the caption “Expert” in the Prospectus.

/s/ Semple & Cooper, LLP

Semple & Cooper, LLP
Phoenix, Arizona

October 6, 2006